Exhibit 10.1

DATED

LEASE

relating to

UNIT 2 PERRYWOOD BUSINESS PARK, HONEYCROCK LANE, SALFORDS,

REDHILL, SURREY, RH1 5DZ

between

BYTEC GROUP LIMITED

and

MONOTYPE IMAGING LIMITED

CONTENTS

CLAUSE

1.	Interpretation	3

2.	Grant	5

3.	Ancillary rights	6

4.	Rights excepted and reserved	6

5.	Third Party Rights	7

6.	The Annual Rent	8

8.	Insurance	8

9.	Rates and taxes	10

10.	Utilities	10

11.	Common items	11

12.	VAT	11

13.	Default interest and interest	11

14.	Costs	12

15.	Compensation on vacating	12

16.	No deduction, counterclaim or set-off	12

18.	Assignments	12

19.	Underlettings	13

20.	Sharing occupation	15

21.	Charging	15

22.	Prohibition of other dealings	15

23.	Registration and notification of dealings and occupation	15

25.	Repairs	16

26.	Decoration	16

27.	Alterations	17

28.	Signs	17

29.	Returning the Property to the Landlord	17

30.	Use	18

31.	Compliance with laws	18

32.	Encroachments, obstructions and acquisition of rights	19

33.	Remedy breaches	20

34.	Indemnity	20

35.	Landlord’s covenant for quiet enjoyment	20

36.	Guarantee and indemnity	21

37.	Condition for re-entry	21

38.	Liability	22

39.	Entire agreement and exclusion of representations	23

40.	Notices, consents and approvals	23

41.	Governing law and jurisdiction	24

42.	Exclusion of sections 24-28 of the 1954 Act	24

43.	Contracts (Rights of Third Parties) Act 1999	24

44.	Landlord and Tenant (Covenants) Act 1995	24

SCHEDULE

SCHEDULE	GUARANTEE AND INDEMNITY	26

1.	Guarantee and indemnity	26

2.	Guarantor’s liability	26

3.	Variations and supplemental documents	27

4.	Guarantor to take a new lease or make payment	28

5.	Rent at the date of forfeiture or disclaimer	29

6.	Payments in gross and restrictions on the Guarantor	29

7.	Other securities	29

PRESCRIBED CLAUSES

LR1. Date of lease

2008

LR2. Title number SY604180

LR2.1 Landlord´s title number(s)

SY604180

LR2.2 Other title numbers

None

LR3. Parties to this lease

Landlord

BYTEC Group Limited

Unit 1 Perrywood Business Park, Salfords, Surrey, RH1 5JP

6281179

Tenant

Monotype Imaging Limited

Unit 2 Perrywood Business Park, Honeycrock Lane, Salfords, Redhill, Surrey, RH1 5DZ

02663485

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of “Property” in clause 1.1 of this lease.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of “Contractual Term”.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 The easements as specified in clause 3 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 of this lease.

LR12. Estate rent charge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

None.

THIS LEASE is dated                    2008

PARTIES

(1)	BYTEC Group Limited, incorporated and registered in England and Wales with company number 6281179 whose registered office is at Unit 1 Perrywood Business Park Salfords Surrey RH1 5JP (Landlord).

(2)	Monotype Imaging Limited, incorporated and registered in England and Wales with company number 02663485 whose registered office is at Unit 2 Perrywood Business Park Honeycrock Lane Salfords Redhill Surrey RH1 5DZ (Tenant).

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause apply to this lease.

Annual Rent: rent at the rate of £63,000 per annum.

Contractual Term: a term of years beginning on, and including 7th April 2008 and ending on and including 6th April 2013.

CDM Regulations: the Construction (Design and Management) Regulations 2007.

Default Interest Rate: four percentage points above the Interest Rate.

Insurance Rent: the aggregate in each year of the gross cost of the premium before any discount or commission for the insurance of:

(a)	the Property, other than any plate glass, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals´ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses;

(b)	loss of Annual Rent of the Property for three years; and

(c)	any insurance premium tax payable on the above.

Insured Risks: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion and any other risks against which the Landlord decides to insure against from time to time and Insured Risk means any one of the Insured Risks.

Interest Rate: interest at the base lending rate from time to time of Barclays Bank plc, or if that base lending rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

Landlord’s Neighbouring Property: each and every part of the adjoining and neighbouring property in which the Landlord has an interest known as Unit 1 Perrywood Park Salfords registered at HM Land Registry with title number SY604180.

Permitted Use: Any use within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted.

Property: the land and building at Unit 2 Perrywood Business Park Salfords Redhill Surrey shown edged red on the attached plan.

Rent Commencement Date: The date hereof.

Rent Payment Dates: The first day of each month.

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Service Media: All media for the supply or removal of heat, electricity, gas, water, sewage, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media.

Third Party Rights: all rights, covenants and restrictions affecting the Property including the matters referred to at the date of this lease in the property and charges registers of title number SY604180.

VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

1954 Act: Landlord and Tenant Act 1954.

1.2	A reference to this lease, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3	A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor includes a reference to the Guarantor and to any other guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4	In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.5	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6	Unless the context otherwise requires, a reference to the Property is to the whole and any part of it.

1.7	A reference to the term is to the Contractual Term.

1.8	A reference to the end of the term is to the end of the term however it ends.

1.9	References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 37.4 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 37.5.

1.10	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.11	Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.12	A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.13	Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.14	Unless the context otherwise requires, where the words include(s) or including are used in this lease, they are deemed to have the words “without limitation” following them.

1.15	A person includes a corporate or unincorporated body.

1.16	References to writing and written do not include faxes.

1.17	Except where a contrary intention appears, a reference to a clause or Schedule, is a reference to a clause of, or Schedule to, this lease and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.18	Clause, Schedule and paragraph headings do not affect the interpretation of this lease.

2.	GRANT

2.1	The Landlord with full title guarantee lets the Property to the Tenant for the Contractual Term.

2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4, and subject to the Third Party Rights.

2.3	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it,

(b)	the Insurance Rent; and

(c)	all interest payable under this lease; and

(d)	all other sums due under this lease.

3.	ANCILLARY RIGHTS

3.1	Except as mentioned in clause 3.2, neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

3.2.1	The right of support and protection from the Landlord’s neighbouring Property.

3.2.2	The benefit of the rights more particularly referred to in the property register of title number SY604180.

3.2.3	The right to use and to connect into any Service Media at the Landlord’s Neighbouring Property that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed during the perpetuity period together with the right to enter upon the Landlord’s Neighbouring Property with or without workmen for the purposes of inspecting, cleaning, maintaining and repairing the Property and any Service Media which serve the Property.

4.	RIGHTS EXCEPTED AND RESERVED

4.1	The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Landlord’s Neighbouring Property and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)	the right to use and to connect into Service Media at the Property which are in existence at the date of this lease or which are installed or constructed during the period of 80 years from the commencement of the term (and that period is the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964);

(c)	at any time during the term, the full and free right to develop the Landlord’s Neighbouring Property as the Landlord may think fit;

(d)	the right to erect scaffolding at the Property and attach it to any building or structure on the Property in connection with any of the Reservations;

(e)	the right to build on or into any boundary wall of the Property in connection with any of the Reservations; and

(f)	the right to re-route any Service Media at or serving the Property or re-route any means of access to or egress from the Property;

4.2	The Landlord reserves the right to enter the Property:

(a)	to repair, maintain or replace any Service Media or structure relating to any of the Reservations; and

(b)	for any other purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Reservations; and

(iii)	the Landlord´s interest in the Property.

4.3	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord.

4.4	The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant.

4.5	No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of those Reservations except for:

(a)	physical damage to the Property; or

(b)	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

5.	THIRD PARTY RIGHTS

5.1	The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights (insofar as those obligations relate to the Property) and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.	THE ANNUAL RENT

6.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by twelve equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker´s standing order or by any other method that the Landlord requires at any time by giving notice to the Tenant.

6.2	The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period from the Rent Commencement Date until the day before the next Rent Payment Date.

7.	INSURANCE

7.1	Subject to clause 7.2, the Landlord shall keep the Property (other than any plate glass at the Property) insured against loss or damage by the Insured Risks for the sum which the Landlord considers to be its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant.

7.2	The Landlord´s obligation to insure is subject to:

(a)	any exclusions, limitations, excesses and conditions that may be imposed by the insurers; and

(b)	insurance being available in the London insurance market on reasonable terms acceptable to the Landlord.

7.3	The Tenant shall pay to the Landlord on demand:

(a)	the Insurance Rent;

(b)	any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

(c)	any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes.

If the Landlord insures the Property together with other land, the amount of the Insurance Rent shall be a fair proportion of the total for the Property and the other land.

7.4	The Tenant shall:

(a)	give the Landlord notice immediately any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property;

(b)	not do or omit anything as a result of which any policy of insurance of the Property or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable;

(c)	comply at all times with the requirements and recommendations of the insurers relating to the Property;

(d)	give the Landlord immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk or of any other event that might affect any insurance policy relating to the Property;

(e)	not effect any insurance of the Property (except any plate glass) at the Property, but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Landlord; and

(f)	pay the Landlord an amount equal to any insurance money that the insurers of the Property refuse to pay by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property with the actual or implied authority of any of them.

7.5	The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) to repair the damage for which the money has been received or (as the case may be) in rebuilding the Property. The Landlord shall not be obliged to:

(a)	provide accommodation identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property is provided; or

(b)	repair or rebuild if the Tenant has failed to pay any of the Insurance Rent; or

(c)	repair or rebuild the Property after a notice has been served pursuant to clause 7.7 or clause 7.8.

7.6

If the Property is damaged or destroyed by the Insured Risks so as to be unfit for occupation and use then, unless the policy of insurance of the Property has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use, or until the end of three years from the date of damage or destruction, if sooner.

7.7	If, following damage to or destruction of the Property, the Landlord considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

7.8	Provided that the Tenant has complied with its obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use within three years after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

8.	RATES AND TAXES

8.1	The Tenant shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there, other than:

(a)	any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

(b)	any taxes, other than VAT and insurance premium tax, payable by the Landlord by reason of the receipt of any of the rents due under this lease.

8.2	If any rates, taxes or other impositions are payable in respect of the Property together with other property, the Tenant shall pay a fair proportion of the amount payable.

8.3	The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord.

8.4	If, after the end of the term, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord an amount equal to the relief or exemption that the Landlord has lost.

9.	UTILITIES

9.1	The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications, data and other services and utilities to or from the Property.

9.2	If any of those costs are payable in relation to the Property together with other property, the Tenant shall pay a fair proportion of all those costs.

9.3	The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities.

10.	COMMON ITEMS

10.1	The Tenant shall pay the Landlord on demand a fair proportion of all costs payable for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items used or capable of being used by the Property in common with other property including any private road yard forecourt or passage way.

10.2	The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

11.	VAT

11.1	All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

11.2	Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person, except to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

12.	DEFAULT INTEREST AND INTEREST

12.1	If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

12.2	If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

13.	COSTS

13.1	The Tenant shall pay the reasonable costs and expenses of the Landlord including any solicitors’ or other professionals’ costs and expenses (reasonably incurred both during and after the end of the term) in connection with or in contemplation of:

(a)	the enforcement of the tenant covenants of this lease;

(b)	serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

(c)	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;

(d)	the preparation and service of a schedule of dilapidations in connection with this lease; and

(e)	any consent or approval applied for under this lease, whether or not it is granted.

13.2	Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

14.	COMPENSATION ON VACATING

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the Landlord and Tenant Act 1927 or the 1954 Act is excluded, except to the extent that the legislation prevents that right being excluded.

15.	NO DEDUCTION, COUNTERCLAIM OR SET-OFF

The Annual Rent and all other money due under this lease are to be paid by the Tenant or any guarantor (as the case may be) without deduction, counterclaim or set-off.

16.	ASSIGNMENTS

16.1	The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

16.2	The Tenant shall not assign part only of this lease.

16.3	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to any or all of the following conditions:

(a)	a condition that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this lease) enters into an authorised guarantee agreement which:

(i)	is in respect of all the tenant covenants of this lease;

(ii)	is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(iii)	imposes principal debtor liability on the assignor (and any former tenant);

(iv)	requires (in the event of a disclaimer of liability of this lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term, and is otherwise in a form reasonably required by the Landlord;

(b)	a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity in the form set out in the Schedule (with such amendments and additions as the Landlord may reasonably require); and

16.4	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any Annual Rent or other money due under this lease is outstanding.

16.5	Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

17.	UNDERLETTINGS

17.1	The Tenant shall not underlet the whole of the Property except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

17.2	The Tenant shall not underlet part only of the Property.

17.3	The Tenant shall not underlet the Property:

(a)	together with any property or any right over property that is not included within this lease;

(b)	at a fine or premium or reverse premium; nor

(c)	allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting.

17.4	The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:

(a)	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the 1954 Act, applying to the tenancy to be created by the underlease; and

(b)	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the 1954 Act.

17.5	Any underletting by the Tenant shall be by deed and shall include:

(a)	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the 1954 Act are excluded from applying to the tenancy created by the underlease;

(b)	the reservation of a rent which is not less than the full open market rental value of the Property at the date the Property is underlet and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 17.3(c));

(c)	provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date;

(d)	a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease; and

(e)	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease,

and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld.

17.6	In relation to any underlease granted by the Tenant, the Tenant shall:

(a)	not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld;

(b)	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease;

18.	SHARING OCCUPATION

The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the 1954 Act) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

19.	CHARGING

19.1	The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

19.2	The Tenant shall not charge part only of this lease.

20.	PROHIBITION OF OTHER DEALINGS

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

21.	REGISTRATION AND NOTIFICATION OF DEALINGS AND OCCUPATION

21.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)	the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

(c)	the making of any other arrangement for the occupation of the Property.

21.2	In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within [one month] of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant’s title).

21.3	No later than one month after a Transaction the Tenant shall:

(a)	give the Landlord’s solicitors notice of the Transaction; and

(b)	deliver two certified copies of any document effecting the Transaction to the Landlord’s solicitors; and

(c)	pay the Landlord’s solicitors a registration fee of £30 (plus VAT).

21.4	If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

22.	REPAIRS

22.1	The Tenant shall keep the Property clean and tidy and in good repair and condition provided however that the Tenant shall not be required to keep the Property in any better state of repair than evidenced by a Schedule of Condition dated 21 December 1994 a copy of which is annexed hereto.

22.2	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk, unless and to the extent that:

(a)	the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them; or

(b)	the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 7.2.

23.	DECORATION

23.1	The Tenant shall decorate the outside and the inside of the Property as often as is reasonably necessary and also in the last three months before the end of the term.

23.2	All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

23.3	All decoration carried out in the last three months of the term shall also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

24.	ALTERATIONS

24.1	The Tenant shall not make any external or structural alteration or addition to the Property and shall not make any opening in any boundary structure of the Property.

24.2	The Tenant shall not install any Service Media on the exterior of the Property nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

24.3	The Tenant shall not make any internal, non-structural alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

25.	SIGNS

25.1	In this clause Signs include signs, fascia, placards, boards, posters and advertisements.

25.2	The Tenant shall not attach any Signs to the exterior of the Property or display any inside the Property so as to be seen from the outside without the consent of the Landlord, such consent not to be unreasonably withheld Provided That this clause shall not prevent the Tenant from retaining in place such signs as were in place at the date of this lease.

25.3	Before the end of the term, the Tenant shall remove any Signs placed by it at the Property and shall make good any damage caused to the Property by that removal.

25.4	The Tenant shall allow the Landlord to fix to and keep at the Property any sale or re-letting board as the Landlord reasonably requires.

26.	RETURNING THE PROPERTY TO THE LANDLORD

26.1	At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease.

26.2	If the Landlord gives the Tenant notice no later than three months before the end of the term, the Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property and make good any damage caused to the Property by that removal.

26.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.

26.4	The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

26.5	If the Tenant does not comply with its obligations in this clause, then, without prejudice to any other right or remedy of the Landlord, the Tenant shall pay the Landlord an amount equal to the Annual Rent at the rate reserved immediately before the end of the term for the period that it would reasonably take to put the Property into the condition it would have been in had the Tenant performed its obligations under this clause. The amount shall be a debt due on demand from the Tenant to the Landlord.

27.	USE

27.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

27.2	The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, its other tenants or any other owner or occupier of neighbouring property.

27.3	The Tenant shall not overload any structural part of the Property nor any machinery or equipment at the Property nor any Service Media at or serving the Property.

28.	COMPLIANCE WITH LAWS

28.1	The Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)	the use of all Service Media and machinery and equipment at or serving the Property;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

28.2	Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

28.3	Within five working days after receipt of any notice or other communication affecting the Property (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord; and

(b)	take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

28.4	The Tenant shall not apply for any planning permission for the Property without the Landlord’s consent not to be unreasonably withheld.

28.5	The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file. The Tenant shall maintain the health and safety file for the Property in accordance with the CDM Regulations and shall give it to the Landlord at the end of the term.

28.6	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord’s obligations under the CDM Regulations.

28.7	As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

28.8	The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

29.	ENCROACHMENTS, OBSTRUCTIONS AND ACQUISITION OF RIGHTS

29.1	The Tenant shall not grant any right or licence over the Property to a third party.

29.2	If a third party makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall:

(a)	immediately give notice to the Landlord; and

(b)	take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.

29.3	The Tenant shall not obstruct the flow of light or air to the Property nor obstruct any means of access to the Property.

29.4	The Tenant shall not make any acknowledgement that the flow of light or air to the Property or that the means of access to the Property is enjoyed with the consent of any third party.

29.5	If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property, the Tenant shall:

(a)	immediately notify the Landlord; and

(b)	take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction.

30.	REMEDY BREACHES

30.1	The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

30.2	If the Tenant has not begun any works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

30.3	The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

30.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights, including those under clause 34.

31.	INDEMNITY

The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss (including any diminution in the value of the Landlord’s interest in the Property and loss of amenity of the Property) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them.

32.	LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any lawful interruption by the Landlord or any person claiming under the Landlord.

33.	GUARANTEE AND INDEMNITY

33.1	The provisions of the Schedule apply.

33.2	If any of the events mentioned in clause 34.1(c) occurs in relation to a guarantor that is a corporation, or if any of the events mentioned in clause 34.1(d) occurs in relation to one or more individuals that is a guarantor or if one or more of those individuals dies or becomes incapable of managing its affairs the Tenant shall, if the Landlord requests, procure that a person of standing acceptable to the Landlord enters into a replacement or additional guarantee and indemnity of the tenant covenants of this lease in the same form as that entered into by the former guarantor.

33.3	Clause 33.2 shall not apply in the case of a person who is guarantor by reason of having entered into an authorised guarantee agreement.

33.4	For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease.

34.	CONDITION FOR RE-ENTRY

34.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

(b)	any breach of any condition of, or tenant covenant, in this lease;

(c)	where the Tenant or any guarantor is a corporation:

(i)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

(ii)	the making of an application for an administration order or the making of an administration order in relation to the Tenant or guarantor; or

(iii)	the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the tenant or the guarantor; or

(iv)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or guarantor; or

(v)	the commencement of a voluntary winding-up in respect of the Tenant or guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

(vi)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or guarantor; or

(vii)	the striking-off of the Tenant or guarantor from the Register of Companies or the making of an application for the Tenant or the guarantor to be struck-off; or

(viii)	the Tenant or guarantor otherwise ceasing to exist,

(d)	where the Tenant or any guarantor is an individual:

(i)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

(ii)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or guarantor.

34.2	If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

35.	LIABILITY

35.1	At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this lease. The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

35.2	The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

35.3	In any case where the facts are or should reasonably be known to the Tenant, the Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the facts that give rise to the failure and the Landlord has not remedied the failure within a reasonable time.

36.	ENTIRE AGREEMENT AND EXCLUSION OF REPRESENTATIONS

36.1	This lease constitutes the entire agreement and understanding of the parties relating to the transaction contemplated by the grant of this lease and supersedes any previous agreement between the parties relating to the transaction.

36.2	The Tenant and the Guarantor acknowledge that in entering into this lease neither has relied on, nor shall have any remedy in respect of, any statement or representation made by or on behalf of the Landlord.

36.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

36.4	Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

37.	NOTICES, CONSENTS AND APPROVALS

37.1	Except where this lease specifically states that a notice need not be in writing, or where notice is given in an emergency, any notice given pursuant to this lease shall be in writing.

37.2	A written notice shall be delivered by hand or sent by pre-paid first class post or registered post. A correctly addressed notice sent by pre-paid first class post shall be deemed to have been delivered at the time at which it would have been delivered in the normal course of the post.

37.3	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

37.4	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by a person duly authorised on behalf or the Landlord; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case.

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

37.5	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

37.6	If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

38.	GOVERNING LAW AND JURISDICTION

38.1	This lease shall be governed by and construed in accordance with the law of England and Wales.

38.2	The Landlord, the Tenant, the Guarantor (and any other guarantor) irrevocably agree to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this lease or the legal relationships established by it.

39.	EXCLUSION OF SECTIONS 24-28 OF THE 1954 ACT

39.1	The parties confirm that:

(a)	the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the 1954 Act, applying to the tenancy created by this lease, before this lease was entered into;

(b)	who was duly authorised by the Tenant to do so made a [statutory] declaration dated in accordance with the requirements of section 38A(3)(b) of the 1954 Act; and

(c)	there is no agreement for lease to which this lease gives effect.

39.2	The parties agree that the provisions of sections 24 to 28 of the 1954 Act are excluded in relation to the tenancy created by this lease.

40.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No term of this lease shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party [but this does not affect any right or remedy of a third party which exists or is available apart from under that Act].

41.	LANDLORD AND TENANT (COVENANTS) ACT 1995

This lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule        Guarantee and indemnity

1.	GUARANTEE AND INDEMNITY

1.1	The Guarantor guarantees to the Landlord that the Tenant shall:

(a)	pay the rents reserved by this lease and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and

(b)	observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the Authorised Guarantee Agreement) and that if the Tenant fails to do so, the Guarantor shall observe and perform those obligations.

1.2	The Guarantor covenants with the Landlord as a separate and independent primary obligation to indemnify the Landlord against any failure by the Tenant:

(a)	to pay any of the rents reserved by this lease or any failure to observe or perform any of the tenant covenants of this lease; and

(b)	to observe or perform any of the obligations the Tenant enters into in the Authorised Guarantee Agreement.

2.	GUARANTOR’S LIABILITY

2.1	The liability of the Guarantor under paragraphs 1.1(a) and 1.2(a) shall continue until the end of the term, or until the Tenant is released from the tenant covenants of this lease by virtue of the Landlord and Tenant (Covenants) Act 1995, if earlier.

2.2	The liability of the Guarantor shall not be affected by:

(a)	any time or indulgence granted by the Landlord to the Tenant; or

(b)	any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or in making any demand in respect of any of them; or

(c)	any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property; or

(d)	the Landlord exercising any right or remedy against the Tenant for any failure to pay the rents reserved by this lease or to observe or perform the tenant covenants of this lease (or the Tenant’s obligations under the Authorised Guarantee Agreement); or

(e)	the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the Tenant’s liability to pay the rents reserved by this lease or observe and perform the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) including the release of any such security; or

(f)	a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them; or

(g)	any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) or any unenforceability of any of them against the Tenant; or

(h)	the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs; or

(i)	without prejudice to paragraph 4, the disclaimer of the Tenant’s liability under this lease or the forfeiture of this lease; or

(j)	the surrender of part of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

by any other act or omission except an express release of the Guarantor by the Landlord.

2.3	The liability of each of the persons making up the Guarantor is joint and several.

2.4	Any sum payable by the Guarantor shall be paid without any deduction, set-off or counter-claim against the Landlord or the Tenant.

3.	VARIATIONS AND SUPPLEMENTAL DOCUMENTS

3.1	The Guarantor shall, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the Authorised Guarantee Agreement).

3.2	The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this Lease (or the Tenant’s obligations under the Authorised Guarantee Agreement) whether or not:

(a)	the variation is material or prejudicial to the Guarantor; or

(b)	the variation is made in any document; or

(c)	the Guarantor has consented, in writing or otherwise, to the variation.

3.3	The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant’s obligations under the Authorised Guarantee Agreement) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the Landlord and Tenant (Covenants) Act 1995.

4.	GUARANTOR TO TAKE A NEW LEASE OR MAKE PAYMENT

4.1	If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than [six] months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor shall enter into a new lease of the Property on the terms set out in paragraph 4.2.

4.2	The rights and obligations under the new lease shall take effect from the date of the forfeiture or disclaimer and the new lease shall:

(a)	be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

(b)	be for a term that expires at the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;

(c)	reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it (subject to paragraph 5) and which is subject to review on the same terms and dates provided by this lease; [and]

(d)	be excluded from sections 24 to 28 of the 1954 Act; and

(e)	otherwise be on the same terms as this lease (as varied if there has been any variation).

4.3	The Guarantor shall pay the Landlord’s solicitors’ costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and shall execute and deliver to the Landlord a counterpart of the new lease within one month after service of the Landlord’s notice.

4.4	The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights which the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5	The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to [six] months Annual Rent and the Guarantor shall pay that amount on demand.

5.	RENT AT THE DATE OF FORFEITURE OR DISCLAIMER

If at the date of the forfeiture or disclaimer there is a rent review pending under this lease, then the initial annual rent to be reserved by the new lease shall be the greater of:

(a)	the Annual Rent previously payable (or which would have been payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it) under the lease prior to forfeiture or disclaimer; and

(b)	the open market rent of the Property at the relevant Review Date, as determined by the Landlord before the grant of the new lease.

6.	PAYMENTS IN GROSS AND RESTRICTIONS ON THE GUARANTOR

6.1	Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

6.2	The Guarantor shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.3	The Guarantor shall not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

7.	OTHER SECURITIES

7.1	The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

7.2	This guarantee and indemnity is in addition to any other security that the Landlord may at any time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the rents reserved by this lease and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

7.3	The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the rents reserved by this lease or to observe and perform the tenant covenants of this lease.

Signed as a deed by BYTEC GROUP LIMITED acting by	Director

Director/Secretary